EXHIBIT 10.23

                              ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT dated as of March 14, 2002 (this "Agreement") is by and between Entreport Corporation, a Florida corporation ("ENP"), and Advanced Communications Technologies (Australia) Pty Ltd. ("ACT").

                                    RECITALS

         WHEREAS, ACT is in the business of developing communications equipment for the wireless communications industry, and during the last four years in Australia has developed and filed several patent applications regarding a revolutionary new Software Defined Radio multiple protocol wireless base station technology known as SpectruCell:and

         WHEREAS, ACT is in the process of finalizing a contract with a major US based carrier for the implementation of a field trial of the Spectracell technology, and an extensive joint venture relationship with one of the largest semi-conductor companies in the USA to market Spectracell, and involved in several other potential relationships with US based companies: and

         WHEREAS, ACT now plans to locate and establish a base of operations in the United States for the continued development, marketing and distribution of the SpectruCell product in the USA and Canada. Such base of operations will involve the establishment of engineering facilities, research and development, sales, marketing and distribution: and

         WHEREAS, ACT plans to make the US based operating company the worldwide headquarters for the continued development and global distribution of the Spectrucell technology

         NOW, THEREFORE, the respective Boards of Directors of ENP and ACT deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that ACT acquire securities of ENP, and ENP acquire securities of ACT, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

         1. PRE-CLOSING ACTIONS OF ENP. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, ENP shall undertake the following actions:

         (a) The Board of Directors of ENP shall approve and deliver resolutions with respect to (a) approving the transaction set forth herein; (b) approving and authorizing an amendment to the Articles of Incorporation of ENP increasing the authorized common stock of ENP from fifty million (50,000,000) shares to three hundred million (300,000,000) shares; (c) electing five persons to the board of directors of ENP, four of whom are designated by ACT and one of whom is mutually designated by ENP and ACT (for a total of seven after the resignations set forth below), and (d) approving a name change of the corporation to "ADVANCED COMMUNICATIONS USA, INC." contingent upon completion of the Closing.

         (b) The Shareholders of ENP shall approve (i) the transaction contemplated hereby (if required), (ii) the increase in the authorized common stock and (iii) the proposed name change.

         (c) ENP shall undertake a transaction or transactions pursuant to which the existing assets and business of ENP will be transferred to its wholly-owned subsidiary, University.com, Inc., a Minnesota corporation, or other wholly-owned subsidiary.

         (d) ENP shall forward to Cutler Law Group in escrow a board resolution authorizing the issuance of a total of 168,660,009 shares (the "ENP Shares"), representing approximately 90% of the fully-diluted shares of ENP, to be delivered to the ACT shareholders at the Closing.

         2. PRE-CLOSING ACTIONS OF ACT. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, ACT shall undertake the following actions:

         (a) The Board of Directors of ACT shall unanimously approve and deliver resolutions with respect to approving the transaction set forth herein.

         (b) The Shareholders of ACT shall approve the transaction contemplated hereby if required.

         (c) Upon execution of this Agreement, ACT shall deliver to ENP $50,000 in immediately available funds as an advance, and shall advance an additional $50,000 per month for three months, or until completion or rejection or cancellation of the Closing, whichever occurs first.

         (d) ACT or its shareholders shall forward to Cutler Law Group in escrow an aggregate of 240 shares of common stock of ACT (the "Escrowed ACT Shares"), representing approximately 20% of the issued and outstanding common stock of ACT, to be delivered to ENP at the Closing (the "Escrowed ACT Shares").

         (e) ACT shall deliver audited financial statements of its operations for the prior two fiscal years within 14 days of execution of this Agreement.

         (f) ACT shall pay all required AMEX fees and costs in order to maintain the AMEX listing and gain approval of the transaction.

         (g) Subsequent to the Closing, ACT has a firm intention and plans to (but is not obligated) to enter into a registered exchange offer or potentially a private placement transaction pursuant to which it shall exchange its ENP shares from its shareholdings on a one for one basis for certain outstanding common stock of Advanced Communications Technologies, Inc.

         3. AT THE CLOSING.

         At the Closing, Cutler Law Group shall release the ENP Shares Resolution to ACT and/or its shareholders and shall release the Escrowed ACT Shares to ENP. ENP shall deliver termination agreements with respect to any and all Employment Agreements (defined below). , Within 60 days of approval of this transaction by AMEX, ACT, in conjunction with and with the cooperation of ENP, shall arrange for a funding between $1 million and $5 million (US) in funding for ENP. The Board of ENP shall commit at least $1 million (US) under an appropriate time frame as determined by the board of directors of ENP subsequent to the Closing to the ongoing real estate business in University.com, Inc. ENP shall also commit to the operation of the ongoing real estate business in University.com, Inc. through mutually acceptable employment agreements with the existing management of the business.

         4. TIMING OF CLOSING. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur as soon as practicable following satisfaction of all conditions of closing. In the event the Closing does not occur on or before May 30, 2002 (unless otherwise extended in writing by the parties), the Escrow Agent shall return the ENP Shares Resolution to ENP and shall return the Escrowed ACT Shares to ACT..

         5. REPRESENTATIONS OF ENP. Except as set forth in Schedule 5, ENP represents and warrants as follows:

         (a) OWNERSHIP OF SHARES. As of the Closing Date, ACT will become sole owner of the ENP Shares issued pursuant to the ENP Shares resolution. The ENP Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

         (b) FULLY PAID AND NONASSESSABLE. The ENP Shares will constitute duly and validly issued shares of ENP, fully paid and nonassessable, and they further represent that they have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

         (c) ORGANIZATION OF ENP; AUTHORIZATION. ENP is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ENP and this Agreement constitutes a valid and binding obligation of ENP; enforceable against it in accordance with its terms.

         (d) CAPITALIZATION. The authorized capital stock of ENP consists of 50,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date of this Agreement, ENP has 18,770,001 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. ENP has entered into agreements with creditors that will result in the issuance of an additional 65,000 shares. There are options and warrants outstanding with regard to an additional 2,572,221 shares. No other shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of ENP are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any other warrants, options or other agreements on the part of ENP obligating ENP to issue additional shares of common or preferred stock or any of its securities of any kind other than as set forth above. ENP will not issue any shares of capital stock from the date of this Agreement through the Closing Date except with respect to the Debt Conversion Shares reflected above and upon the exercise of any of the options and/or warrants set forth above and any financing with the written approval of ACT. ENP is a "reporting company" in accordance with Section 12(b) or 12(g) of the Securities Act of 1934, as amended (the "Exchange Act"), and has filed all required and/or appropriate annual, periodic and other reports required under the Exchange Act with the Securities and Exchange Commission. The Common Stock of ENP is presently listed and trading on the American Stock Exchange under the symbol "ENP". The Company has received a notice of intent to de-list the Company's common stock dated March 8, 2002. ENP has filed an appeal against such delisting with AMEX which is due to be heard on April 3, 2002. The parties agree to reasonably cooperate in order to maintain the AMEX listing.

         (e) OWNERSHIP OF ENP SHARES. The successful closing of the transaction provided herein for the Escrowed ENP Shares will result in ACT's or assigns, or the shareholders of ACT, as the case may be, immediate acquisition of record and beneficial ownership of the Escrowed ENP Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. Until the successful closing of the transaction required herein, no ownership, voting or beneficial rights will be transferred to ACT.

         (f) NO CONFLICT AS TO ENP AND SUBSIDIARIES. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ENP Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of ENP or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ENP or any of its Subsidiaries under, any material agreement or commitment to which ENP or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of ENP or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ENP or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole. The transactions referred to herein are subject to the approval of ENP's shareholders. In the event the shareholders of ENP do not approve the transactions set forth herein within 60 days of the date of this Agreement, absent written consent by ACT the ACT Shares shall be cancelled and shall be immediately returned to ACT.

         (g) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Other than a filing under Rule 14f-1 and potentially approval by the American Stock Exchange, and any required shareholder approval, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ENP or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by ENP or the consummation of the sale of the ENP Shares.

         (h) OTHER CONSENTS. Other than potential approval by the American Stock Exchange, no consent of any Person is required to be obtained by ENP to the execution, delivery and performance of this Agreement or the consummation of the sale of the ENP Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of ENP.

         (i) FINANCIAL STATEMENTS. ENP has delivered to the ACT consolidated balance sheets of ENP and its Subsidiaries as at December 31, 2001, December 31, 2000, and statements of income and changes in financial position for each of the years in the two-year periods then ended, together with the report thereon of ENP's Ernst & Young LLP, independent accountants (the "ENP Financial Statements") for December 31, 2000. ENP will deliver the audited financial statements of ENP for the period ended December 31, 2001, together with the report of ENP's independent accountants, within 30 days of the execution of this Agreement. Such ENP Financial Statements and notes fairly present the consolidated financial condition and results of operations of ENP and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act. ENP has delivered or otherwise made available to ACT copies of all annual, quarterly and other periodic reports filed by ENP with the SEC in accordance with the Exchange Act.

         (j) TITLE TO PROPERTIES. Either ENP or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the ENP Financial Statements and all the material properties and assets purchased or otherwise acquired by ENP or any of its Subsidiaries since the date of the ENP Financial Statements. The properties and assets of ENP and its Subsidiaries include all rights, properties and other assets necessary to permit ENP and its Subsidiaries to conduct ENP's business in all material respects in the same manner as it is conducted on the date of this Agreement. All of the assets of the Company are subject to the security interest of HomeMark, assignee of HomeSeekers.com, Inc. pursuant to separate loan agreement and security agreement, copies of which have been provided to ACT. Except with respect to the lien of HomeMark, all properties and assets reflected in the ENP Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the ENP Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the ENP Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists,
(c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ENP or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.

         (k) BUILDINGS, PLANTS AND EQUIPMENt. The buildings, plants, structures and material items of equipment and other personal property owned or leased by ENP or its Subsidiaries are, in all respects material to the business or financial condition of ENP and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. ENP has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole or which would require a payment by ENP or any of its subsidiaries in excess of $5,000 in the aggregate, and which has not been cured.

         (l) NO CONDEMNATION OR EXPROPRIATIOn. Neither the whole nor any portion of the property or leaseholds owned or held by ENP or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole.

         (m) LITIGATION. Other than the litigation set forth in Schedule 5(m), there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving ENP or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of ENP and any of its Subsidiaries, taken as whole, or which would require a payment by ENP or its subsidiaries in excess of $5,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither ENP nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of ENP or any of its Subsidiaries, taken as a whole, or which would require a payment by ENP or its subsidiaries in excess of $5,000 in the aggregate.

         (n) ABSENCE OF CERTAIN CHANGEs. Since the date of the ENP Financial Statements, neither ENP nor any of its Subsidiaries has:

         1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of ENP and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

         2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

         3. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

         4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

         5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

         6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

         7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

         8. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

         9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

         10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

         11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

         12. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $5,000 in the aggregate;

         13. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $5,000;

         14. written down or been required to write down any inventory in an aggregate amount in excess of $5,000;

         15. entered into any collective bargaining or union contract or agreement; or

         16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of ENP and its subsidiaries taken as a whole.

         (o) NO MATERIAL ADVERSE CHANGE. Since the date of the ENP Financial Statements, there has not been any material adverse change in the business or financial condition of ENP and its Subsidiaries taken as a whole. The ENP SEC filings contain all material information with respect to the business, financial condition and operations of ENP.

         (p) CONTRACTS AND COMMITMENTS. Other than as set forth in Schedule 5(p), neither ENP nor any of its Subsidiaries is a party to any:

         1. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of ENP or one of its Subsidiaries of more than $5,000 and not cancelable by ENP or the relevant Subsidiary (without liability to ENP or such Subsidiary) within 60 days. ENP has delivered to ACT or the Escrow Agent copies of any and all agreements, arrangements, contracts or other matters relating to ENP.

         2. Lease of personal property involving annual rental payments in excess of $5,000 and not cancelable by ENP or the relevant Subsidiary (without liability to ENP or such Subsidiary) within 90 days;

         3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in

Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of ENP or any of its Subsidiaries;

         4. Commitment, contract or agreement that is currently expected by the management of ENP to result in any material loss upon completion or performance thereof;

         5. Contract, agreement or commitment that is material to the business of ENP and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

         6. Except as set forth in Schedule 5(p)(6) (the "Employment Agreements"), employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither ENP nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which ENP or any of its Subsidiaries is a party or is or may be bound that relates to the business of ENP or any of its Subsidiaries or to which any of the assets or properties of ENP or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of ENP and its Subsidiaries, taken as a whole.

         (q) LABOR RELATIONS. Neither ENP nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole, (a) ENP and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against ENP or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against ENP or any of its Subsidiaries, (d) no representation question exists respecting the employees of ENP or any of its Subsidiaries, (e) neither ENP nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of ENP or any of its Subsidiaries is currently being negotiated.

         (r) EMPLOYEE BENEFIT PLANS. No material employee pension and welfare benefit plans covering employees of ENP and its Subsidiaries is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code.

         (s) COMPLIANCE WITH LAW. The operations of ENP and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole, or which would not require a payment by ENP or its Subsidiaries in excess of $5,000 in the aggregate, or which have been cured. Neither ENP nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. ENP and its Subsidiaries have all material licenses, permits, orders or approvals from the governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

         (t) TAX MATTERS

         1. ENP and each of its Subsidiaries (1) shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only ENP and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

         2. ENP represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of ENP or any of its Subsidiaries for any taxable period shall have been timely filed, and the income, activities, operations and transactions of ENP and Subsidiaries shall have been properly included and reflected thereon. ENP shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of ENP or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, ENP's consolidated federal income tax return for such taxable years. Prior to Closing, ENP will timely file a consolidated federal income tax return for the taxable year ended December 31, 2001 and such return shall include and reflect the income, activities, operations and transactions of ENP and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of ENP and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph
(2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to ENP or any of its Subsidiaries and do not generally relate to matters affecting other members of ENP's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. ENP has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

         3. Neither ENP nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

         4. Neither ENP nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

         5. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to ENP or its Subsidiaries, or their assets or operations and no power of attorney granted by ENP or any of its Subsidiaries with respect to any Tax matter is currently in force.

         6. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to ENP, its Subsidiaries or their assets or operations.

         7. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

         8. No property of ENP is "tax-exempt use property " within the meaning of Section 168(h) of the Code nor property that ENP and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

         9. There shall be delivered or made available to the ACT at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by the ACT as may be relevant to ENP, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

         10. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of ENP or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
Section 280G or 162 of the Code.

         (u) ENVIRONMENTAL MATTERS.

         1. At all times prior to the date hereof, ENP and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole, or which would require a payment by ENP or its Subsidiaries in excess of $5,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

         2. The environmental licenses, permits and authorizations that are material to the operations of ENP and its Subsidiaries, taken as a whole, are in full force and effect.

         3. Neither ENP nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by ENP or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of ENP and its Subsidiaries, taken as a whole.

         (v) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither ENP nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of ENP or its Subsidiaries, which ENP or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither ENP nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

         (w) TRANSACTIONS WITH DIRECTORS AND OFFICERS. ENP and its Subsidiaries do not engage in business with any Person in which any of ENP's directors or officers has a material equity interest. No director or officer of ENP owns any property, asset or right which is material to the business of ENP and its Subsidiaries, taken as a whole.

         (x) BORROWING AND GUARANTEES. ENP and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

         6. REPRESENTATIONS OF ACT. ACT represents and warrants as follows:

         (a) OWNERSHIP OF SHARES. As of the Closing Date, ENP will become sole owner of the Escrowed ACT Shares. The Escrowed ACT Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

         (b) FULLY PAID AND NONASSESSABLE. The Escrowed ACT Shares constitute duly and validly issued shares of ACT, and are fully paid and nonassessable, and they further represent that they have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

         (c) ORGANIZATION OF ACT; AUTHORIZATION. ACT is a corporation duly organized, validly existing and in good standing under the laws of Australia with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ACT and this Agreement constitutes a valid and binding obligation of ACT; enforceable against it in accordance with its terms.

         (d) CAPITALIZATION. The authorized capital stock of ACT consists of 1,000,000 shares of common stock, par value $1.00 per share, and 200 shares of preferred stock. As of the date of this Agreement, ACT has 1,000 shares of common stock issued and outstanding and 200 shares of preferred stock issued and outstanding. No shares have otherwise been registered under Australian laws. As of the Closing Date, all of the issued and outstanding shares of common stock of ACT are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of ACT obligating ACT to issue any additional shares of common or preferred stock or any of its securities of any kind. ACT will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

         (e) OWNERSHIP OF ACT SHARES. The delivery of certificates provided herein for the Escrowed ACT Shares will result in ENP's immediate acquisition of record and beneficial ownership of the Escrowed ACT Shares, free and clear of all Encumbrances other than as required by Australian securities laws.

         (f) NO CONFLICT AS TO ACT AND SUBSIDIARIES. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ACT Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of ACT or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ACT or any of its Subsidiaries under, any material agreement or commitment to which ACT or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of ACT or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ACT or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole.

         (g) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ACT or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by ACT or the consummation of the sale of the ACT Shares.

         (h) OTHER CONSENTS. No consent of any Person is required to be obtained by ACT to the execution, delivery and performance of this Agreement or the consummation of the sale of the ACT Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of ACT.

         (i) FINANCIAL STATEMENTS. On or before that date which is fourteen days from the execution of this Agreement, ACT will deliver to ENP audited financial statements, including consolidated balance sheets of ACT and its Subsidiaries as at June 30, , 2001, June 30, 2000, and statements of income and changes in financial position for each of the years in the two-year periods then ended, together with the report thereon of ACT's independent accountants (the "ACT Financial Statements"). Such ACT Financial Statements and notes will fairly present the consolidated financial condition and results of operations of ACT and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act.

         (j) TITLE TO PROPERTIES. Either ACT or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the ACT Financial Statements and all the material properties and assets purchased or otherwise acquired by ACT or any of its Subsidiaries since the date of the ACT Financial Statements All properties and assets reflected in the ACT Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the ACT Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the ACT Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ACT or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of ACT and its Subsidiaries include all rights, properties and other assets necessary to permit ACT and its Subsidiaries to conduct ACT's business in all material respects in the same manner as it is conducted on the date of this Agreement.

         (k) BUILDINGS, PLANTS AND EQUIPMENT. The buildings, plants, structures and material items of equipment and other personal property owned or leased by ACT or its Subsidiaries are, in all respects material to the business or financial condition of ACT and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. ACT has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole or which would require a payment by ACT or any of its subsidiaries in excess of $5,000 in the aggregate, and which has not been cured.

         (l) NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the property or leaseholds owned or held by ACT or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole.

         (m) LITIGATION. Except as set forth in Schedule 6(m), there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving ACT or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of ACT and any of its Subsidiaries, taken as whole Neither ACT nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of ACT or any of its Subsidiaries, taken as a whole, or which would require a payment by ACT or its subsidiaries in excess of $5,000 in the aggregate.

         (n) ABSENCE OF CERTAIN CHANGES. Since the date of the ACT Financial Statements, neither ACT nor any of its Subsidiaries has:

         1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of ACT and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

         2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

         3. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

         4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

         6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

         7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

         8. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

         9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

         10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

         11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

         13. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $5,000;

         14. written down or been required to write down any inventory in an aggregate amount in excess of $ 5,000;

         15. entered into any collective bargaining or union contract or agreement; or

         16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of ACT and its subsidiaries taken as a whole.

         (o) NO MATERIAL ADVERSE CHANGE. Since the date of the ACT Financial Statements, there has not been any material adverse change in the business or financial condition of ACT and its Subsidiaries taken as a whole.

         (q) LABOR RELATIONS. Neither ACT nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole, (a) ACT and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against ACT or any of its Subsidiaries, (d) no representation question exists respecting the employees of ACT or any of its Subsidiaries, (e) neither ACT nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of ACT or any of its Subsidiaries is currently being negotiated.

         (s) COMPLIANCE WITH LAW. The operations of ACT and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole, or which would not require a payment by ACT or its Subsidiaries in excess of $5,000 in the aggregate, or which have been cured. Neither ACT nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. ACT and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

         (t) TAX MATTERS. ACT and each of its Subsidiaries (1) shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only ACT and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause
(A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation.

         (u) ENVIRONMENTAL MATTERS.

         1. At all times prior to the date hereof, ACT and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of ACT and its Subsidiaries, taken as a whole, or which would require a payment by ACT or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

         2. The environmental licenses, permits and authorizations that are material to the operations of ACT and its Subsidiaries, taken as a whole, are in full force and effect.

         (w) TRANSACTIONS WITH DIRECTORS AND OFFICERS. Except as set forth in
Schedule 6(w), ACT and its Subsidiaries do not engage in business with any Person in which any of ACT's directors or officers has a material equity interest. No director or officer of ACT owns any property, asset or right which is material to the business of ACT and its Subsidiaries, taken as a whole.

         7. PROHIBITED ACTS. Except as otherwise expressly set forth herein, ENP shall not do any of the following things prior to the Closing Date:

         (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

         (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

         (c) Enter into any agreements or contracts binding ENP with respect to any matters.

         8. RESIGNATION OF OFFICERS AND DIRECTORS OF ENP. Immediately prior to the Closing Date, all officers and all but two directors of ENP will submit their resignations. Such remaining directors together with the five newly appointed directors will appoint new management as directed by ACT so as to effect an orderly change of control.

         9. CONDITIONS TO THE OBLIGATIONS OF ACT.

         (a) The obligations of ACT to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions: (i) each of the representations and warranties of the ENP contained in this Agreement, or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true in all respects as at the Closing Date, as required specifically herein, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) ENP shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to at the Closing Date and ACT shall have been furnished with a certificate of the President and Treasurer of ENP dated the Closing Date certifying in such details as ACT may reasonably request to the fulfillment of such conditions; (iii) the transaction and continued listing shall have been approved by the American Stock Exchange; and (iv) all documents and proceedings of ENP and ACT in connection with the transactions contemplated hereby shall have been approved as to form and substance by ACT and its legal counsel.

         (b) All of the representations and warranties of ENP contained in this Agreement, or any exhibit thereto shall have been acknowledged by ENP and shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

         (c) ACT shall have completed to its reasonable satisfaction a due diligence investigation of the books, records, assets and properties of ENP and shall not have found anything which would adversely impact on the financial condition, operations or status of ENP.

         10. CONDITIONS TO THE OBLIGATIONS OF ENP.

         (a) The obligations of ENP to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following further conditions; (i) each of the representations and warranties of ACT contained in this Agreement or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as at the Closing Date, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby);
(ii) ACT shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to the Closing Date (including without limitation the payment set forth herein).; and (iii) the transaction and continued listing shall be approved by the American Stock Exchange.

         (b) All of the representations and warranties of ACT contained in this Agreement, or any exhibit thereto shall have been acknowledged by ACT and shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

         (c) ENP shall have completed to its reasonable satisfaction a due diligence investigation of the books, records, assets and properties of ACT and shall not have found anything which would adversely impact on the financial condition, operations or status of ACT.

         11. NOTICES. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

         If to ENP:          Entreport Corporation
                             5937 Darwin Court, Suite 109
                             Carlsbad, CA 92008
                             Attn: David D'Arcangelo

         If to ACT:          Advanced Communications Technologies
                             (Australia) Pty Ltd.
                             341 Queen Street, Level 9
                             Melbourne, Victoria
                             Australia 3000
                             Attn: Roger May

         Copy to:            Cutler Law Group
                             610 Newport Center Drive, Suite 800
                             Newport Beach, CA 92660
                             Attn: M. Richard Cutler

         12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

         13. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         14. COUNTERPARTS. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

         15. CONFIDENTIAL INFORMATION. Each of ENP and ACT hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

         16. PUBLIC ANNOUNCEMENT. The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

         17. ENTIRE AGREEMENT. This Agreement, together with the Exchange Agreement, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         18. ATTORNEY'S FEES. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ENTREPORT CORPORATION                       ADVANCED COMMUNICATIONS
a Florida corporation                       TECHNOLOGIES (AUSTRALIA)
                                            PTY. LTD., an Australian corporation

By:                                         By:
    ------------------------------------        --------------------------------
Its: David D'Arcangelo, Chairman            Its: Roger May, President